Exhibit 10.06

Subordination Agreement

Dated: as of February 28, 2012

This Subordination Agreement ("Agreement") is among JPMorgan Chase Bank, N.A. ("Bank"), Blackwater Georgia, L.L.C. ("Borrower") and Blackwater Midstream Corp. ("Subordinated Lender") as follows.

RECITALS

A.           Bank has made or will make available to Borrower one or more term loans and/or lines of credit (collectively, the "Bank Loan"). The Bank Loan is secured, inter alia, by instruments granting a first priority security interest in the assets of the Borrower. (The loan agreement, all promissory notes, security agreements and other related documents relating to the Bank Loan are referred to as the "Bank Loan Documents.")

B.           The Subordinated Lender has made or may make loans to the Borrower from time to time (collectively, the "Subordinated Loan").

C.           As a condition of making the Bank Loan, Bank requires that the Subordinated Loan be subordinated to the Bank Loan.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and intending to be legally bound, the parties hereto agree as follows:

1.   Priority of Loans; Amendments of Loans. (a) The Bank Loan, the Bank Loan Documents and all liens and security interests securing the Bank Loan shall at all times be senior and superior to the Subordinated Loan. The foregoing priority shall remain irrespective of modifications, amendments, renewals or extensions of the Bank Loan or the Subordinated Loan. Subordinated Lender shall not contest the validity, perfection, priority or enforceability of any of the Bank Loan Documents.

(b)            The Subordinated Loan shall at all times be junior and subordinate to the Bank Loan. The Subordinated Loan shall not be secured by any of the assets of the Borrower without the prior written consent of Bank, and if such consent is given, all liens and security interests securing the Subordinated Loan shall at all times be junior and subordinate to the Bank Loan.

(c)            The terms of the Bank Loan may be changed in any manner with the consent of the Borrower and Bank, and without the consent of the Subordinated Lender. The terms of the Subordinated Loan may be changed in any manner with the consent of the Borrower and the Subordinated Lender, and without the consent of Bank, except as provided above in the case of liens and security interests securing the Subordinated Loan.

2.   Payments on Subordinated Loan. The Borrower may not make any payments of principal on the Subordinated Loan, and the Subordinated Lender shall not ask, demand, accept (by set off or otherwise) or receive any payments of principal on the Subordinated Loan, without the prior written consent of Bank. The Borrower may make payments of interest on the Subordinated Loan from time to time so long as no Event of Default has occurred and is continuing under the Bank Loan Documents. Upon the occurrence of an Event of Default under the Bank Loan Documents, and for so long as the Event of Default under the Bank Loan Documents is continuing, the Borrower may not make any payments of interest on the Subordinated Loan, and the Subordinated Lender shall not ask, demand, accept (by set off or otherwise) or receive from the Borrower any payments of interest on the Subordinated Loan, without the prior written consent of Subordinated Lender.

3.   Default under Loans. (a) Default under Bank Loan. Upon the occurrence of an Event of Default under the Bank Loan Documents, Bank shall be free to take any action (or to refrain from taking any action) that Bank deems necessary or appropriate on the Bank Loan, and the Subordinated Lender shall not interfere with any such action.

(b)   Default under Subordinated Loan. Upon the occurrence of a default on the Subordinated Loan, the Subordinated Lender will give written notice to Bank of the existence of the default. However, the Subordinated Lender shall not accelerate the Subordinated Loan or pursue any remedies available to it, unless and until the Bank Loan has been fully repaid and satisfied and Bank has no further obligations to the Borrower under any of the Bank Loan Documents.

4.          Bankruptcy. This Agreement shall remain in full force and effect notwithstanding the filing of a petition for relief by or against Borrower under the Federal Bankruptcy Code. In the event of any distribution, division or application, partial or complete, voluntary or involuntary, by operation of law or otherwise, of all or any part of the assets of Borrower or the proceeds thereof to creditors of Borrower, or in the event of any liquidation, dissolution or other winding up of Borrower or Borrower's business, or in the event of any sale, receivership, insolvency or bankruptcy proceeding, assignment for the benefit of creditors, or proceeding by or against Borrower for any relief under any bankruptcy or insolvency law or laws relating to the relief of debtors, readjustment of indebtedness, reorganizations, compositions or extensions, then and in any such event any payment or distribution of any kind or character, either in cash, securities or other property, which shall be payable or deliverable upon or with respect to any or all of the Bank Loan shall be paid in full before any payments are made on the Subordinated Loan, and if the Subordinated Lender receives any such payments, Subordinated Lender shall pay such payments directly to Bank for application on the Bank Loan until the Bank Loan has been paid in full and Subordinated Lender has no further obligation to make advances to the Borrower under the Bank Loan Documents.

5.          No Prejudice or Impairment. (a) The rights of Subordinated Lender under this Agreement as against Bank shall remain in full force and effect without regard to and shall not be impaired or affected by (i) any act or failure to act on the part of Bank; (ii) an extension or indulgence in respect of any payment or prepayment of the Bank Loan; (iii) any amendment, modification, novation, waiver or unenforceability of or other action in respect of or any of the terms of the Bank Loan Documents or any other instruments securing the Bank Loan; or (iv) any exercise or non-exercise by Bank of any right, power, privilege or remedy under or in respect of the Bank Loan (except as specifically provided herein).

6.         Repayment of Bank Loan. The repayment in full and termination or cancellation of the Bank Loan for whatever reason shall automatically result in the termination of this Agreement and the obligations contained herein shall no longer survive.

7.          Miscellaneous. This Agreement shall be governed by the laws of the State of Louisiana. This Agreement sets forth the entire agreement of Borrower and the Subordinated Lender with respect to one another and supersedes all prior written or oral understandings with respect thereto. Bank shall be a third party beneficiary of this Agreement and entitled to enforce all of the provisions hereof, notwithstanding that it is not a signatory party to this Agreement. This Agreement may not be changed, waived, discharged or terminated orally without the prior written consent of the Borrower, Bank and the Subordinated Lender. This Agreement may be executed in two or more counterparts, and it shall not be necessary that the signatures of all parties hereto be contained on any one counterpart hereof; each counterpart shall be deemed an original, and all counterparts shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed as of the date first written above.

BORROWER:

Blackwater Georgia, L.L.C

By: Blackwater Midstream Corp., Sole Member

By:	/s/ Dale Chatagnier
Name: Dale Chatagnier
Title: COO/Secretary

BANK:

JPMorgan Chase Bank, N.A.

By:
Name:
Title:

SUBORDINATED LENDER:

Blackwater Midstream Corp.

By:	/s/ Dale Chatagnier
Name: Dale Chatagnier
Title: COO/Secretary